UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 12, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas (Address of principal executive offices)	72032 (Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On March 12, 2010, Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report that its wholly owned subsidiary, Centennial Bank, had acquired the banking operations of Old Southern Bank, a Florida state-chartered bank headquartered in Orlando, Florida (“Old Southern”), through an agreement with the Federal Deposit Insurance Corporation (“FDIC”). Centennial Bank entered into a purchase and assumption agreement with the FDIC, as receiver for Old Southern, on March 12, 2010, pursuant to which Centennial Bank acquired the loans and certain assets and assumed the deposits and certain liabilities of Old Southern. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and Centennial Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of March 12, 2010.
     This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged. The Company anticipates that it will further amend the Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01.
     Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Item 1.01 Entry Into a Material Definitive Agreement
     Effective March 12, 2010, Centennial Bank assumed all deposits and acquired certain assets and liabilities of Old Southern from the FDIC, as receiver for Old Southern (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement entered into by and among Centennial Bank, the FDIC, as receiver for Old Southern, and the FDIC, on March 12, 2010 (the “Agreement”).
     Under the terms of the Agreement, Centennial Bank acquired approximately $331.5 million in assets, including approximately $273.5 million in loans held and other real estate owned by Old Southern, $30.4 million of marketable securities, $21.4 million of cash and cash equivalents (excluding cash paid by the FDIC to complete the Acquisition) and $6.2 million of other assets. Centennial Bank also assumed approximately $328.9 million in liabilities, including approximately $328.5 million in customer deposits, and $414,000 in other liabilities. No assets were acquired or liabilities assumed from Old Southern’s parent entity. The deposits were acquired at a premium of 1.0% and assets were acquired at a discount to Old Southern historic book value as of March 12, 2010 of approximately $41.1 million, subject to customary adjustments. In connection with the Acquisition, the FDIC has made a payment to Centennial Bank in the amount of approximately $30.7 million, subject to customary post-closing adjustments based upon the final closing date balance sheet for Old Southern. The cash payment is settlement for the net equity received, deposit premium paid, assets discount bid, charge-off since January 12, 2010 and other customary closing adjustments. The terms of the Agreement provide for the FDIC to indemnify Centennial Bank against certain claims, including claims with respect to liabilities of Old Southern not assumed or otherwise purchased by Centennial Bank, claims made by shareholders of Old Southern, and claims based on any prior action or inaction by Old Southern’s directors, officers and other employees.
     In connection with the Acquisition, Centennial Bank entered into loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse Centennial Bank for 80% of losses of up to $110 million with respect to covered assets. The FDIC will reimburse Centennial Bank for 95% of losses in excess of $110 million with respect to covered assets. Centennial Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Centennial Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid 95% reimbursement under the loss sharing agreements.
     In addition, on May 15, 2020 (the “True-Up Measurement Date”), Centennial Bank has agreed to pay the FDIC 50% of the excess, if any, of (i) 20% of a $110 million stated threshold less (ii) the sum of (A) 25% of the asset premium (discount) plus (B) 25% of the Cumulative Shared Loss Payments (defined as the aggregate of all of the payments made or payable to Centennial Bank minus the aggregate of all of the payments made or payable to the FDIC) plus (C) the Period Servicing Amounts for any twelve-month period prior to and ending on the True-Up Measurement Date (defined as the product of the simple average of the principal amount of shared loss loans and shared loss assets (other than shared loss securities) at the beginning and end of such period times 1%).
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
     On March 12, 2010 Home BancShares, Inc issued a press release announcing the Acquisition. Copies of the press release and related supplemental materials are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
     To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report on Form 8-K no later than May 28, 2010.
     (b) Pro Forma Financial Information
     To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report on Form 8-K no later than May 28, 2010.
     (d) Exhibits
Exhibit 2.1 Purchase and Assumption Agreement Whole Bank All Deposits, by and among the Federal Deposit Insurance Corporation, receiver of Old Southern Bank, Orlando, Florida, the Federal Deposit Insurance Corporation, and Centennial Bank, dated as of March 12, 2010.
Exhibit 99.1 Press Release: Home BancShares, Inc. Announces Opportunistic Florida Acquisition.
Exhibit 99.2 Supplemental materials to Press Release dated March 12, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
Date: March 18, 2010	/s/ Randy Mayor
Randy Mayor
Chief Financial Officer